[LOGO]                                                       One Jake Brown Road
                                                                   P.O. Box 1000
                                               Old Bridge, New Jersey 08857-1000
                                           Tel: 732-679-4000   Fax: 732-679-4353

FOR IMMEDIATE RELEASE                         CONTACT:   James A. Luksch
                                                         Chairman and
                                                         Chief Executive Officer
                                                         (732) 679-4000

                BLONDER TONGUE REPORTS 2005 FIRST QUARTER RESULTS

OLD BRIDGE, NEW JERSEY, May 13, 2005 - Blonder Tongue Laboratories,  Inc. (AMEX:
"BDR") today  announced its sales and earnings for the first quarter ended March
31, 2005.

Net  sales  for  the  first  quarter  2005  increased  8.7% to  $9,269,000  from
$8,529,000  for the first  quarter  2004.  The  increase  in sales is  primarily attributed to an increase in capital spending by cable system operators, for the
Company's headend and distribution products.  Included in net sales are revenues from BDR  Broadband  of $417,000 and $346,000 for the first three months of 2005 and 2004,  respectively.  Operating loss for the first quarter 2005 was $603,000 compared to an operating loss of $122,000 for the comparable period of 2004. The operating loss is primarily attributable to an increase in the inventory reserve of $603,000 in the first  quarter of 2005.  The  Company's net loss was $890,000 for the first three  months of 2005  compared to $397,000 for the same period in the prior year.  Diluted  loss per share for the first three  months of 2005 was
$0.11, compared to a loss of $0.05 for the same period in the prior year.

Commenting on the first quarter 2005 results, James A. Luksch,  Chairman,  Chief
Executive Officer said, "It is a pleasure to report what appears to be a rebound in the markets we serve,  as  demonstrated  by the sequential  and  year-to-year equivalent  quarter sales  increases  that we have  experienced.  Unfortunately, continued  slowness  in some  product  categories  required  us to again  take a significant  non-cash  charge to our  inventory,  which  adversely  impacted the
Company's  reported  performance.  Considerable  resources are being expended to sell and/or  convert  this  inventory  and reverse the recent trend of recurring non-cash  charges on the Company's P&L. Sales are improving and further increase in sales momentum and management of slow moving  inventory are the primary goals of the Company in 2005."

Founded  in 1950,  Blonder  Tongue  Laboratories  is a  leading  U.S.  designer, manufacturer,  and  supplier  of  a  comprehensive  line  of  broadband  systems equipment and technical  engineering  services for Voice, Video and Data service providers.  With Blonder Tongue's optimized technologies,  simplified deployment
and  qualified  technical  assistance,   the  service  provider  reduces  costs,
increases   customer   satisfaction  and  increases   profitability.   For  more
information regarding Blonder Tongue or its products, please visit the Company's
Web site at  www.blondertongue.com  or contact  the  Company  directly  at (732)
679-4000.

"Safe Harbor"  Statement under the Private  Securities  Litigation Reform Act of
1995: The information set forth above includes "forward-looking"  statements and accordingly,  the cautionary  statements  contained in Blonder  Tongue's  Annual
Report and Form 10-K for the year ended  December 31, 2004 (See Item 1: Business and Item 7:  Management's  Discussion  and Analysis of Financial  Condition  and
Results of Operations and Risk  Factors),  and other filings with the Securities and  Exchange  Commission  are  incorporated  herein  by  reference.  The  words
"believe", "expect",  "anticipate",  "project", and similar expressions identify forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis only as of the date hereof.  Blonder  Tongue  undertakes no  obligation to publicly  revise these  forward-looking  statements to reflect events or circumstances that arise after the date  hereof.  Blonder  Tongue's  actual  results  may differ from the
anticipated  results  or  other  expectations   expressed  in  Blonder  Tongue's
"forward-looking" statements.

                        Blonder Tongue Laboratories, Inc.
                    Consolidated Summary of Operating Results
                      (in thousands, except per-share data)
                                   (unaudited)

                                                      Three months ended
                                                           March 31,
                                                --------------------------------
                                                    2005              2004
                                                --------------------------------

Net Sales                                          $9,269            $8,529
Gross Profit                                        2,527             2,941
Loss from operations                                 (603)             (122)
Net loss                                             (890)             (397)
Net loss  per share:
   Basic and diluted                               ($0.11)           ($0.05)
Weighted average shares outstanding:
   Basic and diluted                                8,015             7,997

                       Consolidated Summary Balance Sheets
                                 (in thousands)

                                             March 31, 2005    December 31, 2004
                                               (unaudited)

Current assets                                    $16,899             $16,006
Property, plant, and equipment, net                 6,086               6,214
Total assets                                       38,254              38,156
Current liabilities                                 5,513               5,403
Long-term liabilities                               6,708               5,830
Stockholders' equity                               26,033              26,923

Total liabilities and stockholders'
equity                                            $38,254             $38,156